Form 424	This space reserved for office use.
Certificate of Amendment
(Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	FILED In the Office of the Secretary of State of Texas AUG 15 2016 Corporations Section
Entity Information
The name of the filing entity is:
Calpian, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.
The filing entity is a: (Select the appropriate entity type below.)

☑ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation     ☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership
The file number issued to the filing entity by the secretary of state is: 0800661948
The date of formation of the entity is: 5/30/2006
Amendments
1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)
The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)
MoneyOnMobile, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.
2. Amended Registered Agent/Registered Office
The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

____________________________________________________________________________

OR
☐ B. The registered agent is an individual resident of the state whose name is:

____________________________________________________________________________
First Name                 M.I.         Last Name              Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.
C. The business address of the registered agent and the registered office address is:
___________________________________________________________TX_________________

Street Address (No P.O. Box)      City    State     Zip Code
3. Other Added, Altered, or Deleted Provisions
Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.
Text Area (The attached addendum, if any, is incorporated herein by reference.)

Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Delete each of the provisions identified below from the certificate of formation.

Statement of Approval
The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424

Effectiveness of Filing (Select either A, B, or C.)

A.	☑ This document becomes effective when the document is filed by the secretary of state.

B.	☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ___________________________________________

C.	☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ___________________________________________
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: August 10, 2016	By:	/s/ Harold H. Montgomery
Signature of authorized person
Harold H. Montgomery Chief Executive Officer
Printed or typed name of authorized person (see instructions)

Form 424